Exhibit (h)(3)

SALES AGENCY AGREEMENT

by and among

Alcentra Capital Corporation,

Alcentra NY, LLC

and

Incapital LLC

February 8, 2016

February 8, 2016

Alcentra Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Alcentra NY, LLC, a Delaware limited liability company (the “Adviser”) registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), and Incapital LLC, an Illinois limited liability company (the “Purchasing Agent”), confirm their agreement in the form of this Sales Agency Agreement (this “Agreement”) as follows:

I.

The Company proposes to issue and sell its 6.500% Alcentra Capital InterNotes® due February 15, 2021 (the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of January 30, 2015, as amended and as supplemented by the Twelfth Supplemental Indenture (the “Indenture”), to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes are described in the Prospectus (as defined herein).

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints the Purchasing Agent as agent of the Company for the purpose of soliciting offers to purchase the Notes and the Purchasing Agent hereby agrees to use its reasonable best efforts to solicit offers to purchase the Notes in accordance with the terms hereof and (2) agrees that the Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section VI hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing the Notes as principal for resale to dealers (the “Selected Dealers”), each of whom will purchase the Notes as principal.

The Company has entered into an investment advisory agreement, dated as of May 5, 2014 (the “Investment Advisory Agreement”), with the Adviser. The Company has entered into a Master Administration and Accounting Agreement, dated as of May 5, 2014 (the “Administration Agreement”), with State Street Bank and Trust Company (the “Administrator”).

II.

(a)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form N-2, as amended (File No. 333-205154). Such Registration Statement became effective on December 21, 2015, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(b)          For the purposes of this Agreement the following terms shall have the following meaning:

(1)         “Registration Statement” as of any time means the registration statement, as amended by any amendment thereto, registering the offer and sale of the Notes, among other securities, in the form then filed by the Company with the Commission, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Notes, which time shall be considered the new effective date of such registration statement, as amended, with respect to the Notes. For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430C under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”) shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430C under the 1933 Act.

(2)         “Statutory Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company that is included in the Registration Statement, (ii) the preliminary prospectus supplement relating to the Notes, filed by the Company with the Commission pursuant to Rule 497 under the 1933 Act (“Rule 497”) prior to the offer and acceptance of the Notes, and (iii) any preliminary pricing supplement or other supplement used in connection with the Notes, as filed by the Company with the Commission pursuant to Rule 497.

(3)         “Prospectus” means, collectively, the Statutory Prospectus (excluding any preliminary pricing supplement) and the final prospectus or any final pricing supplement relating to the Notes filed by the Company with the Commission pursuant to Rule 497 that discloses the public offering price and other final terms of the Notes and otherwise satisfies Section 10(a) of the 1933 Act.

(4)         “Applicable Time” means the time agreed to by the Company and the Purchasing Agent as the time of the pricing of the Notes, which, unless otherwise agreed, shall be the time immediately after the Company and the Purchasing Agent agree on the pricing terms of the Notes.

(5)         “Settlement Date” means February 19, 2016 or such other time not later than five business days after such date as shall be agreed upon by the Company and the Purchasing Agent.

III.

The Purchasing Agent’s obligations hereunder are subject to the following conditions:

(a)          On the Settlement Date, the Purchasing Agent shall have received the following legal opinions, dated as of the Settlement Date and in form and substance satisfactory to the Purchasing Agent:

(1)         The opinion and negative assurance of Sutherland Asbill & Brennan LLP, counsel for the Company (“Sutherland”), which shall be substantially in the form attached hereto as Exhibit A.

(2)         The opinion and negative assurance of Morrison & Foerster LLP, counsel for the Purchasing Agent (“MoFo”), in a form and substance reasonably satisfactory to the Purchasing Agent.

(b)          On the Settlement Date, the Purchasing Agent shall have received a certificate of the President and Chief Executive Officer and the Principal Financial Officer or any other authorized officer of the Company satisfactory to the Purchasing Agent, dated as of the Settlement Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package (as defined herein) and this Agreement and (i) to the best of their knowledge the representations and warranties of the Company in Section VII(a) of this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and, to the knowledge of such officer, no proceedings for that purpose have been instituted or threatened; and (iii) since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus, there has been no material adverse change in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Prospectus.

(c)          On the Settlement Date, the Purchasing Agent shall have received a certificate of the President and Chief Executive Officer or any other authorized officer of the Adviser satisfactory to the Purchasing Agent, dated as of the Settlement Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package (as defined herein) and this Agreement and the representations and warranties of the Adviser in Section VII(b) of this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on such date and the Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate

(d)          On February 16, 2016, the Purchasing Agent shall have received a letter from KPMG LLP (“KPMG”) dated as of February 16, 2016 and in form and substance satisfactory to the Purchasing Agent confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(e)          On the Settlement Date, the Company and the Adviser shall each furnish the Purchasing Agent with a certificate of its Secretary, in form and substance reasonably satisfactory to the Purchasing Agent.

(f)          On the Settlement Date, MoFo shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and MoFo.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under the Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, (iii) there shall not have occurred since the date of the Terms Agreement a downgrading in the rating assigned to any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility by any nationally recognized statistical rating organization, as such term is defined in Section 3 of the 1934 Act (as defined herein), and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility and (iv) there shall not have occurred since the date of the Terms Agreement any change, or any development involving an impending prospective change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto since the date of the Terms Agreement), each of which conditions shall be met on the date of the Terms Agreement and on the Settlement Date. Further, if specifically called for by any written agreement by the Purchasing Agent, including the Terms Agreement, to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in subsections (a), (b) and (c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the Settlement Date.

IV.

In further consideration of the agreements herein contained, the Company covenants as follows:

(a)          The Company will notify the Purchasing Agent as soon as practicable (i) at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed in relation to the Notes, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or the Disclosure Package, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information in each case in relation to the Notes, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          The Company will give the Purchasing Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus and will furnish the Purchasing Agent with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will give the Purchasing Agent a reasonable opportunity to comment on any such proposed amendment or supplement.

(c)          The Company will deliver to the Purchasing Agent without charge, a copy of (i) the Indenture, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes. The Company will furnish to the Purchasing Agent as many copies of the Prospectus and the Statutory Prospectus (both as amended or supplemented) as the Purchasing Agent shall reasonably request so long as the Purchasing Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act.

(d)          The Company will prepare a final prospectus with respect to the Notes and will file the final prospectus in accordance with Rule 430C under the 1933 Act with the Commission pursuant to Rule 497 in final form not later than the close of business on the second business day following the earlier of the date of determination of the offering price or the date it is first used in connection with a public offering or sale (or such earlier time as may be required under the 1933 Act).

(e)          If at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Purchasing Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act, immediate notice shall be given, and confirmed in writing, to the Purchasing Agent to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(f)          As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Purchasing Agent an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(g)          The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such states and jurisdictions as the Purchasing Agent may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Purchasing Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h)          The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act, respectively.

(i)          The Company has filed or will file each Statutory Prospectus and Prospectus pursuant to and in accordance with Rule 497 within the prescribed time period.

(j)          The Company will use the net proceeds from the sale of the Notes in the manner specified in the Prospectus and the Disclosure Package under “Use of Proceeds.”

(k)          The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively).

(l)          The Company will cooperate with any reasonable due diligence review conducted by the Purchasing Agent (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Purchasing Agent may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours.

(m)          The Company will comply with all requirements imposed upon it by the 1933 Act, the 1934 Act and the 1940 Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Notes as contemplated by the provisions hereof and the Prospectus and the Disclosure Package.

(n)          The Company shall use its best efforts in cooperation with the Purchasing Agent to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(o)          The Company will notify the Purchasing Agent as soon as practicable, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization(s), as such term is defined in Section 3 of the 1934 Act, to any debt securities of the Company (including the Notes) or the Company’s revolving credit facility, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any such debt securities (including the Notes) or the Company’s revolving credit facility, or the withdrawal by any nationally recognized statistical rating organization of its rating of any such debt securities (including the Notes) or the Company’s revolving credit facility.

V.

(a)          The Purchasing Agent proposes to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and the Disclosure Package and upon the terms communicated to the Purchasing Agent from time to time by the Company. For the purpose of such solicitation the Purchasing Agent will use the Prospectus and the Disclosure Package as then amended or supplemented that has been most recently distributed to the Purchasing Agent by the Company, and the Purchasing Agent will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Purchasing Agent will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

Prior to the issuance of the Notes, the Company and the Purchasing Agent will agree on the applicable minimum denomination of the Notes. The Purchasing Agent is not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. The Purchasing Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to the Terms Agreement, a concession in the form of a discount equal to 98.05% of the initial offering price of each Note actually sold (the “Concession”); provided, however, that the Company and the Purchasing Agent may agree also to a Concession greater than or less than the relevant percentage. The Purchasing Agent or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Purchasing Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered).

(b)          The Company and the Purchasing Agent acknowledge and agree, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

VI.

The sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit B (the “Terms Agreement”) to be entered into which will provide for the sale of the Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. The Terms Agreement may also specify certain provisions relating to the reoffering of the Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. The Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate index or formula (and whether such interest rate shall be fixed or floating) and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for the Notes, whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Purchasing Agent is not authorized to appoint subagents or to engage the service of any other broker or dealer. The Terms Agreement, which shall be substantially in the form of Exhibit B hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

VII.

(a)          The Company represents and warrants to the Purchasing Agent, as of the date hereof, the Applicable Time and as of the Settlement Date as follows:

(1)         The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(i)          At the respective times the Registration Statement, and any post-effective amendment thereto, became effective, and at the Settlement Date, the Registration Statement, and all post-effective amendments thereto complies in all material respects with the requirements of the 1933 Act, and (excluding any post-effective amendment for the purpose of filing exhibits thereto) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the respective times the Prospectus or any such amendment or supplement was issued, and as of the date hereof, as of the Applicable Time and as of the Settlement Date, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not be made with respect to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Purchasing Agent for use in the Registration Statement or Prospectus it being understood and agreed that the only such information furnished to the Company in writing by the Purchasing Agent consists of the information described in Section IX(e) below.

(ii)         At the respective times the Prospectus was filed, as of the date hereof, as of the Applicable Time and as of the Settlement Date, it complies in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Purchasing Agent for use in connection with the offering of the Notes.

(iii)        On the date hereof and at the respective times the Registration Statement, and any post-effective amendment thereto were filed, the Indenture complies in all material respects with the applicable requirements of the Trust Indenture Act.

(iv)        As of the Applicable Time and Settlement Date, the Statutory Prospectus together with the final pricing and related terms pertaining to the notes disclosed in the Prospectus (collectively, the “Disclosure Package”) did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not be made with respect to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Purchasing Agent for use in the Disclosure Package it being understood and agreed that the only such information furnished to the Company in writing by the Purchasing Agent consists of the information described in Section IX(e) below.

(2)         KPMG, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act.

(3)         The financial statements (together with the related schedules and notes) filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company (including any predecessor entity) as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated selected financial data included in the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the Prospectus or the Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. There are no financial statements that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(4)         The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(5)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Principal Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(6)         Except as otherwise disclosed in the Prospectus or Disclosure Package, subsequent to the respective dates as of which information is given in the Prospectus or Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on the Company’s common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock, or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(7)         The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as corporations or other entities, as the case may be, in good standing under the laws of the jurisdiction of their incorporation or organization, as applicable, and have the corporate or other applicable power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or equity interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than under the Senior Secured Revolving Credit Agreement and related agreements, as amended, that the Company has entered into with ING Capital LLC and the other lender parties thereto.

(8)         The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Alcentra BDC Equity Holdings, LLC and (ii) those corporations or other entities described in the Prospectus under “Prospectus Summary—Recent Developments” and “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). Except as otherwise disclosed in the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies. Except as otherwise disclosed in the Prospectus, the Company is not required, in accordance with Article 6 of Regulation S-X under the 1933 Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than Alcentra BDC Equity Holdings, LLC.

(9)         The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Prospectus and the Disclosure Package under the captions “Prospectus Summary—Recent Developments” and “Portfolio Companies” (each a “Portfolio Company Agreement”). To the Company’s knowledge, except as otherwise disclosed in the Prospectus and the Disclosure Package, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreement(s), no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Change.

(10)        The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The provisions of the charter and bylaws of the Company and the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.

(11)        This Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company; and the Administration Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally.

(12)        The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations contemplated by the Notes. The Notes have been duly authorized by the Company and, when duly issued and executed by the Company in accordance with this Agreement, the Terms Agreement and the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Purchasing Agent against payment therefor in accordance with the terms hereof and the Terms Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(13)        The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and the Trustee and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been qualified under the Trust Indenture Act. The Indenture conforms in all material respects to the description thereof in each of the Prospectus and the Disclosure Package and the Notes will conform to the description thereof in the Prospectus and the Disclosure Package, as amended or supplemented.

(14)        The statements set forth in each of the Prospectus and the Disclosure Package under the caption “Description of Our Notes,” insofar as they purport to constitute a summary of the terms of the Notes and under the captions “Certain U.S. Federal Income Tax Considerations” and “Related Party Transactions and Certain Relationships,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(15)        Neither the Company nor any subsidiary is in violation of or default under its (i) charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(16)        The Company’s execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, the Terms Agreement and consummation of the transactions contemplated hereby and thereby and by the Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter, articles of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect, (iii) will not result in any material violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary and (iv) will not affect the validity of the Notes or the legal authority of the Company to comply with the Notes, the Indenture, this Agreement or the Terms Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions of the Notes, the Indenture, the Terms Agreement or consummation of the transactions contemplated hereby and thereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Trust Indenture Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(17)        The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(18)        The Company, its subsidiaries and, to the Company’s knowledge, each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(19)        The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(20)        (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (ii) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(21)        There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Notes, the Indenture and the Terms Agreement or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject that are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(22)        There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act that have not been so described and filed as required.

(23)        As of the respective times of use, any advertising, sales literature or other promotional material (including, but not limited to “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Notes (collectively, “Sales Material”) and set forth in Exhibit D hereto does not materially conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus and, when taken together with the Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and interpretations of FINRA (except that this representation and warranty shall not be made with respect to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Purchasing Agent furnished to the Company by or on behalf of the Purchasing Agent expressly for use therein).

(24)        The Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Prospectus and the Disclosure Package in such a manner as to comply with the requirements of Subchapter M of the Code.

(25)        The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result in a Material Adverse Effect.

(26)        The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prospectus or the Disclosure Package.

(27)        Except as otherwise described in the Prospectus, the Registration Statement or the Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(28)        The Company’s shares of common stock are registered pursuant to Section 12(b) of the 1934 Act and are listed for quotation on the Nasdaq Global Select Market (“NASDAQ”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the 1934 Act or delisting its common stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing its common stock for trading on NASDAQ.

(29)        The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(30)        The documents filed by the Company with the Commission under the 1934 Act and the 1940 Act, comply in all material respects, with the requirements of the 1934 Act and the 1940 Act, as applicable, and, with respect to the 1934 Act documents, as of the date hereof, the Applicable Time, and as of the Settlement Date, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1940 Act and the 1934 Act, except where the failure to file such reports would not have a Material Adverse Effect.

(31)        Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or, to the knowledge of the Company, an “affiliated person” (as defined in the 1940 Act) of the Purchasing Agent except as otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Package.

(32)        Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or the Disclosure Package.

(33)        There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus or the Disclosure Package.

(34)        The Company has not been advised, and has no knowledge that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.

(35)        The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the 1934 Act.

(36)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(37)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(38)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Notes contemplated by this Agreement or the Terms Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Purchasing Agent or to MoFo shall be deemed a representation and warranty by the Company to the Purchasing Agent as to the matters covered thereby.

(b)          The Adviser represents and warrants to the Purchasing Agent as of the date hereof, the Applicable Time and as of the Settlement Date as follows:

(1)         Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires).

(2)         The Adviser has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement and to execute and deliver and perform its obligations under the Investment Advisory Agreement; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect.

(3)         The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus or the Disclosure Package. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(4)         There is no action, suit or proceeding or, to the knowledge of the Adviser, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Investment Advisory Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to its business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

(5)         The Adviser is not in violation of its certificate of formation or limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Investment Advisory Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to such Agreement except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect.

(6)         This Agreement has been duly authorized, executed and delivered by the Adviser; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; the Investment Advisory Agreement constitutes a valid and legally binding agreement of the Adviser, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.

(7)         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement or the Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Notes as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act and the 1940 Act, (ii) such as may be required under state securities laws and (iii) the filing of the Notification of Election under the 1940 Act, which has been effected.

(8)         The description of the Adviser contained in the Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(9)         The Adviser possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect; the Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(10)        The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, or the Adviser plans to terminate employment with the Company or the Adviser or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(11)        To the Adviser’s knowledge, each controlled Portfolio Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

Any certificate signed by any officer of the Adviser and delivered to the Purchasing Agent or to MoFo shall be deemed a representation and warranty by the Adviser to the Purchasing Agent as to the matters covered thereby.

(c)          All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company or the Adviser submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasing Agent or any controlling person of the Purchasing Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

(d)          The Purchasing Agent agrees with the Company and the Adviser that it will deliver and, cause each Selected Dealer to deliver the Prospectus to each purchaser of the Notes to whom the Purchasing Agent and each Selected Dealer, as appropriate, sells the Notes prior to such purchaser’s agreement to purchase the Notes from the Purchasing Agent and each Selected Dealer, as appropriate. The Purchasing Agent agrees to indemnify and hold harmless the Company and the Adviser and each of their directors, officers and persons who control them within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon the failure of the Purchasing Agent and/or a Selected Dealer to comply with their obligations set forth in this subsection (d) of this Section VII.

VIII.

(a)          The acceptance by the Company of an offer for the purchase of Notes, and the delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company and the Adviser made to the Purchasing Agent in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of the acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Notes relating to the acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented).

(b)          The Company hereby acknowledges that (1) the solicitation of purchases of the Notes and any purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent and any affiliate through which they may be acting, on the other, (2) the Underwriters (as defined in Exhibit C hereinafter) are acting as principal and not as an agent (except as provided herein) or fiduciary of the Company and (3) the Company’s engagement of the Purchasing Agent in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Purchasing Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Purchasing Agent has rendered advisory services of any nature or in any respect, or owes an agency (except as provided herein), fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

IX.

(a)          The Company agrees to indemnify and hold harmless the Purchasing Agent, the directors, officers, employees and agents of the Purchasing Agent and each person who controls the Purchasing Agent within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, any Sales Material, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasing Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

(b)          The Purchasing Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to the Purchasing Agent, but only with reference to written information relating to the Purchasing Agent furnished to the Company by or on behalf of the Purchasing Agent specifically for inclusion in the documents referred to in the foregoing indemnity. The Purchasing Agent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section IX(b). This indemnity agreement will be in addition to any liability which the Purchasing Agent may otherwise have.

(c)          Promptly after receipt by an indemnified party under this Section IX of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section IX, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)          In the event that the indemnity provided in subsection (a), (b) or (c) of this Section IX is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasing Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Purchasing Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasing Agent on the other from the offering of the Notes; provided, however, that in no case shall the Purchasing Agent be responsible for any amount in excess of an amount represented by the percentage that the total underwriting discounts and commissions received by the Purchasing Agent bears to the total sales price from the sale of the Notes sold to or through the Purchasing Agent to the date of such liability. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasing Agent shall severally contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Purchasing Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Purchasing Agent shall be deemed to be equal to an amount represented by the percentage that the total underwriting discounts and commissions received by the Purchasing Agent bears to the total sales price from the sale of the Notes sold to or through the Purchasing Agent. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Purchasing Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchasing Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section IX, each person who controls the Purchasing Agent within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of the Purchasing Agent shall have the same rights to contribution as the Purchasing Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

(e)          The Company acknowledges that the name of the Purchasing Agent appearing on the front cover of the prospectus supplement relating to the Notes and the third and fifth sentences of the fifth paragraph under the caption “Plan of Distribution” in the prospectus supplement relating to the Notes constitute the only information furnished in writing by or on behalf of the Purchasing Agent for inclusion in the documents referred to in the foregoing indemnity.

X.

The Company may terminate the offering of Notes under this Agreement at any time; the Company also (as to the Purchasing Agent) or the Purchasing Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit C. Such actions may be taken, in the case of the Company, by giving prompt written notice of termination to the Purchasing Agent, or in the case of the Purchasing Agent, by giving prompt written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may terminate any agreement hereunder by the Purchasing Agent to purchase the Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto since the date of the applicable agreement), any change, or any development involving an impending prospective change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto since the date of the applicable agreement), or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis, financial or otherwise, the effect of which is such as to make it, in the sole judgment of the Purchasing Agent, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the NASDAQ or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if there shall have come to the Purchasing Agent’s attention any facts that would cause the Purchasing Agent to believe that the Prospectus and the Disclosure Package, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading, or (v) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto since the date of the applicable agreement), a downgrading in the rating assigned to any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility by any nationally recognized statistical rating organization, as such term is defined in Section 3 of the 1934 Act and any such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility or (vi) if, since the date of such agreement, a banking moratorium shall have been declared by either federal or New York authorities.

The Terms Agreement shall be subject to termination in the Purchasing Agent’s absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section IV(c) and (e), Section IX and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section IV, Section V(b) and Section VI shall also survive until time of delivery.

XI.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, by telephone if promptly confirmed in writing or by e-mail, and if to the Purchasing Agent shall be sufficient in all respects if delivered in person, sent by telex, facsimile transmission (confirmed in writing), e-mail or registered mail to the Purchasing Agent at its address, e-mail address or telex or facsimile number specified below and if to the Company shall be sufficient in all respects if delivered in person, sent by telex, facsimile transmission (confirmed in writing), e-mail or registered mail to the Company at its address, e-mail address or telex or facsimile number specified below. All such notices shall be effective on receipt.

If to the Company or the Adviser:

Alcentra Capital Corporation

200 Park Avenue, 7th Floor

New York, New York 10166

Attention: Paul J. Echausse, Esq.

Telecopy: (212) 922-8259

E-mail: paul.echausse@alcentra.com

If to the Purchasing Agent:

Incapital LLC

200 South Wacker Drive, Suite 3700

Chicago, Illinois 60606

Attention: Brad Busscher, General Counsel

Telecopy: (312) 379-3701

E-mail: bbusscher@incapital.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XII.

This Agreement shall be binding upon the Purchasing Agent and the Company, and inure solely to the benefit of the Purchasing Agent and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XIII.

This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed in that state. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Each party hereto also irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

XIV.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) all expenses incurred in preparing, printing and distributing the Prospectus and the Disclosure Package to investors or prospective investors, (iv) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (v) the printing and delivery to the Purchasing Agent in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vii) the cost of providing CUSIP or other identification numbers for the Notes; (viii) all reasonable expenses (including the reasonable fees and disbursements of MoFo) in connection with “Blue Sky” qualifications; and (ix) any fees charged by rating agencies for the rating of the Notes. For the avoidance of doubt, the Purchasing Agent will be responsible for paying for all of the fees and expenses of MoFo incurred in connection with this offering other than the expenses referenced in clause (viii) immediately above.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasing Agent with respect to the subject matter hereof.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company, the Adviser and the Purchasing Agent.

Very truly yours,

ALCENTRA CAPITAL CORPORATION

By:	/s/ Ellida McMillan
Name:	Ellida McMillan
Title:	Chief Accounting Officer

ALCENTRA NY, LLC

By:	/s/ Paul J. Echausse
Name:	Paul J. Echausse
Title:	Senior Vice President

Confirmed and accepted

as of the date first above written:

INCAPITAL LLC

By:	/s/ Christopher O’Connor
Name:	Christopher O’Connor
Title:	Managing Director

[Signature Page to Sales Agent Agreement]

EXHIBIT A

Form of Opinion and Negative Assurance of Sutherland

A-1

EXHIBIT B

Terms Agreement

____________, 2016

Alcentra Capital Corporation

200 Park Avenue, 7th Floor

New York, New York 10166

Attention: Treasurer

The undersigned agrees to purchase the following aggregate principal amount of Alcentra Capital InterNotes®:

$__________

The terms of such Notes shall be as follows:

CUSIP Number: 01374T AM4

Notes:

Coupon Type:

Interest Rate Provisions:

(i)          annual interest rate: 6.500%

(ii)         interest payment frequency: February 15 and August 15, beginning August 15, 2016

Maturity Date: February 15, 2021

Price to Public: ______

Purchasing Agent’s Concession: ______%

Net Proceeds to Issuer: ______

Settlement Date, Time and Place: ______

Survivor’s Option: ______

Optional Redemption/Repayment, if any: ______

Initial Redemption/Repayment Date[s]: ______

Applicable Time: The Notes may be redeemed in whole or in part at any time, or from time to time on or after February 15, 2017, at the redemption price of par, plus accrued interest.

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Title:

B-1

ACCEPTED

ALCENTRA CAPITAL CORPORATION

By:
Title:

B-2

EXHIBIT C

Incapital Form Master Selected Dealer Agreement

C-1

EXHIBIT D

Sales Materials

1.	Investor Presentation filed under Rule 497(a) on January 25, 2016

D-1